CONTACT:     David S. Collins        Devin Sullivan
Chief Financial Officer    Senior Vice President
(630) 845-4500        The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2014 FIRST QUARTER FINANCIAL RESULTS

Q1 2014 Overview

•	Revenues of $18.7 million compared to $22.5 million in Q1 2013

•	Gross profit of $7.9 million, or 42.1% of revenue, compared to $9.4 million, or 41.9% of revenue, in Q1 2013

•	Net loss was $1.1 million, or $0.05 per diluted share, compared to a net loss of $21,000, or $0.00 per diluted share, in Q1 2013

•	At March 31, 2014 total cash and equivalents of $24.9 million, or $1.10 per diluted share

•	No long-term debt
Q2 2014 Developments

•	Acquisition of PECO-FGC broadens Fuel Tech’s solutions portfolio to include particulate control

•	Revival of CSAPR (Cross State Air Pollution Rule) expected to be a catalyst for U.S. APC business

WARRENVILLE, Ill., May 12, 2014 - Fuel Tech, Inc. (NASDAQ: FTEK), a world leader in advanced engineering solutions for the optimization of combustion systems and emissions control in utility and industrial applications, today reported financial results for the first quarter (Q1) ended March 31, 2014.

Q1 2014 Results Overview
Consolidated revenues for Q1 2014 were $18.7 million as compared to $22.5 million in Q1 2013, reflecting slower U.S. activity and a decline in activity from a large project in Chile that is nearing completion.
Operating loss was $1.1 million as compared to operating income of $41,000 in Q1 2013. Net loss for Q1 2014 was $1.1 million, or $0.05 per diluted share, compared to a net loss of $21,000 in Q1 2013.
APC segment revenues in Q1 2014 declined to $10.7 million from $12.9 million in Q1 2013, which is due to decreased project activity that is reflective of the relative size of our backlog at year end compared to the previous year.

APC gross profit declined to $3.7 million, or 34.5% of segment revenues, from $4.4 million, or 33.7% of segment revenues, in Q1 2013.
Capital projects backlog in the APC segment stood at $15.0 million at March 31, 2014 compared to $22.4 million at December 31, 2013. This decline was due to the work progress on our large Chile project and slower U.S. bookings in Q1 2014. Subsequent to March 31, 2014, the APC segment announced contracts with an aggregate value of approximately $4.4 million. Moreover, APC backlog at March 31, 2014 does not include any backlog associated with the April 2014 acquisition of PECO-FGC, which exceeded $10 million as of the acquisition date.
The FUEL CHEM® segment generated revenues of $7.9 million during Q1 2014 compared to $9.5 million in Q1 2013. The FUEL CHEM segment did experience some unexpected customer outages and continues to operate in an environment challenged by low natural gas prices and low electricity demand, which leads to fuel switching and units operating below capacity. However, FUEL CHEM has maintained its customer base and overall profit margin, and we continue to pursue promising growth opportunities both domestically and internationally.
Selling, general and administrative (SG&A) expenses for Q1 2014 were $8.7 million as compared to $8.5 million in Q1 2013. The net-dollar increase in SG&A expenses is primarily attributable to an increase in professional and consulting fees, stock compensation, and administrative costs associated with foreign operations. These expenses were partially offset by lower employee-related costs.
Fuel Tech's research and development expenses for Q1 2014 totaled $0.2 million. We will continue to focus on commercial applications for our technologies outside of our traditional markets, and in the development and analysis of new technologies that could represent incremental market opportunities.
Douglas G. Bailey, Chairman, President, and Chief Executive Officer, commented, “Our results for Q1 2014 were impacted by continuing sluggish APC market conditions in the U.S., the consequence of an uncertain regulatory environment. However, we believe that the outlook for our APC business has become decidedly brighter as a result of two significant recent developments.
“The first of these developments relates to the late April 2014 announcement that the United States Supreme Court upheld the EPA’s Cross State Air Pollution Rule (CSAPR), which mandates that so-called “upwind states” reduce emissions from coal-fired power plants of sulfur dioxide (SO2) and nitrogen oxides (NOx). Given the performance of our APC segment following the initial introduction of CSAPR in 2011, we believe that the revival of this federal mandate could prove to be a significant factor in driving APC segment growth, although compliance dates remain uncertain.”
He continued, “Secondly, as previously announced, we acquired two related private companies known collectively as PECO-FGC. These acquisitions broaden our APC product portfolio and grant us immediate access into the fast-growing particulate control market, a substantial opportunity as coal-fired power plants throughout the U.S. and abroad are creating strategies to meet upcoming regulations. In the U.S. this includes EPA’s Mercury and Air Toxics Standards (MATS) Rule and CSAPR for utility boilers, along with the Boiler Maximum Achievable Control Technology (MACT) Rule for industrial boilers. The solutions offered by PECO-FGC will also assist us in strengthening our already established presence in China, where air pollution, especially particulate matter, has become a critical issue of growing public and political concern.”
Mr. Bailey concluded, “These recent developments have provided a great deal of optimism for Fuel Tech’s future performance. Although challenges remain, we believe that we are well-positioned to further solidify our standing as a major presence in the global air pollution control market.”
Conference Call
Management will host a conference call on Tuesday, May 13, 2014 at 9:00 AM ET to discuss the results.

•	(866) 277-1184 (Domestic)

•	(617) 597-5360 (International)

•	Passcode: FUEL TECH

A replay of the call will be available on our website, and can be accessed by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international) and using the passcode “46129966.”  The replay will be available through June 7, 2014.
About Fuel Tech

Fuel Tech is a leading technology company engaged in the worldwide development, commercialization and application of state-of-the-art proprietary technologies for air pollution control, process optimization, and advanced engineering services.  These technologies enable customers to produce both energy and processed materials in a cost-effective and environmentally sustainable manner.
The Company’s nitrogen oxide (NOx) reduction technologies include advanced combustion modification techniques - such as Low NOx Burners and Over-Fire Air systems - and post-combustion NOx control approaches, including NOxOUT® and HERT™ SNCR systems, ASCR™ Advanced Selective Catalytic Reduction systems, NOxOUT-SCR®, NOxOUT CASCADE®, and I-NOx™ Integrated NOx Reduction Systems, which utilize various combinations of these systems, along with the ULTRA™ process for safe ammonia generation. These technologies have established Fuel Tech as a leader in NOx reduction, with installations on over 800 units worldwide, where coal, fuel oil, natural gas, municipal waste, biomass and other fuels are utilized.
Fuel Tech’s technologies for particulate control include Electrostatic Precipitator (ESP) products and services include ESP Inspection Services, Performance Modeling, Performance and Efficiency Upgrades, along with complete turnkey capability for ESP retrofits, with more than 60 major rebuilds on units up to 700 MW. Flue gas conditioning (FGC) systems include treatment using sulfur trioxide (SO3) and ammonia (NH3) based conditioning to improve the performance of ESPs by modifying the properties of the fly ash particle. FGC systems offer a lower capital cost approach to improving ash particulate capture versus the alternative of installing larger ESPs or utilizing fabric filter technology to meet targeted emissions and opacity limits. Fuel Tech’s particulate control technologies have been installed on more than 125 units worldwide.
The Company’s FUEL CHEM® technology revolves around the unique application of chemicals to improve the efficiency, reliability, fuel flexibility and environmental status of combustion units by controlling slagging, fouling, corrosion, opacity and operational issues associated with sulfur trioxide, ammonium bisulfate, particulate matter (PM2.5), carbon dioxide, and NOx.  The Company has experience with this technology, in the form of a customizable FUEL CHEM program, on over 110 combustion units burning a wide variety of fuels including coal, heavy oil, biomass, and municipal waste.
Fuel Tech also provides a range of combustion optimization services, including airflow testing, coal flow testing and boiler tuning, as well as services to help optimize selective catalytic reduction system performance, including catalyst management services and ammonia injection grid tuning.  In addition, flow corrective devices and physical and computational modeling services are available to optimize flue gas distribution and mixing in both power plant and industrial applications.
Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software.  These capabilities, coupled with the Company’s innovative technologies and multi-disciplined team approach, enable Fuel Tech to provide practical solutions to some of our customers’ most challenging problems.  For more information, visit Fuel Tech’s web site at www.ftek.com.

This press release may contain statements of a forward-looking nature regarding future events. These statements are only predictions and actual events may differ materially. Please refer to documents that Fuel Tech files from time to time with the Securities and Exchange Commission for a discussion of certain factors that could cause actual results to differ materially from those contained in the forward-looking statements.

FUEL TECH, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share data)

	March 31, 2014	December 31, 2013

Assets
Current assets:
Cash and cash equivalents	$24,918	$27,738
Marketable securities	76	30
Accounts receivable, net of allowance for doubtful accounts of $1,269 and $1,189, respectively	35,638	36,974
Inventories	916	443
Prepaid expenses and other current assets	2,668	2,196
Prepaid income taxes	2,333	1,407
Deferred income taxes	590	477
Total current assets	67,139	69,265
Property and equipment, net of accumulated depreciation of $20,566 and $20,077, respectively	12,797	13,027
Goodwill	21,051	21,051
Other intangible assets, net of accumulated amortization of $5,304 and $5,108, respectively	4,167	4,305
Other assets	2,371	2,410
Total assets	$107,525	$110,058
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt	$1,622	$1,636
Accounts payable	9,453	9,920
Accrued liabilities:
Employee compensation	2,110	4,460
Other accrued liabilities	5,729	4,630
Total current liabilities	18,914	20,646
Deferred income taxes	489	59
Other liabilities	725	730
Total liabilities	20,128	21,435
Shareholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 22,951,121 and 22,701,613 shares issued, and 22,794,080 and 22,592,956 shares outstanding, respectively	230	227
Additional paid-in capital	133,395	132,796
Accumulated deficit	(45,113)	(44,027)
Accumulated other comprehensive (loss) income	(444)	37
Nil coupon perpetual loan notes	76	76
Treasury stock, 157,041 and 108,657 shares in 2014 and 2013, respectively, at cost	(747)	(486)
Total shareholders’ equity	87,397	88,623
Total liabilities and shareholders’ equity	$107,525	$110,058

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per-share data)

	Three Months Ended March 31,
	2014	2013
Revenues	$18,661	$22,484
Costs and expenses:
Cost of sales	10,810	13,052
Selling, general and administrative	8,744	8,458
Research and development	244	933
	19,798	22,443
Operating (loss) income	(1,137)	41
Interest expense	(29)	—
Interest income	11	15
Other expense	(30)	(80)
Loss before income taxes	(1,185)	(24)
Income tax benefit	99	3
Net loss	$(1,086)	$(21)
Net loss per common share:
Basic	$(0.05)	$0.00
Diluted	$(0.05)	$0.00
Weighted-average number of common shares outstanding:
Basic	22,641,000	22,112,000
Diluted	22,641,000	22,112,000

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2014	2013
Net loss	$(1,086)	$(21)
Other comprehensive loss:
Foreign currency translation adjustments	(509)	(263)
Unrealized gains from marketable securities, net of tax	28	—
Total other comprehensive loss	(481)	(263)
Comprehensive loss	$(1,567)	$(284)

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2014	2013
Operating Activities
Net loss	$(1,086)	$(21)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	493	538
Amortization	196	211
Allowance for doubtful accounts	85	207
Deferred income taxes	305	161
Stock-based compensation	424	329
Changes in operating assets and liabilities:
Accounts receivable	1,059	(7,494)
Inventories	(474)	(90)
Prepaid expenses, other current assets and other non-current assets	(446)	986
Accounts payable	(409)	(1,106)
Accrued liabilities and other non-current liabilities	(1,988)	(2,121)
Net cash used in operating activities	(1,841)	(8,400)
Investing Activities
Purchases of property, equipment and patents	(322)	(555)
Net cash used in investing activities	(322)	(555)
Financing Activities
Proceeds from exercises of stock options	160	—
Excess tax benefit from exercises of stock options	12	—
Treasury shares withheld	(261)	(101)
Net cash used in financing activities	(89)	(101)
Effect of exchange rate fluctuations on cash	(568)	(240)
Net decrease in cash and cash equivalents	(2,820)	(9,296)
Cash and cash equivalents at beginning of period	27,738	24,453
Cash and cash equivalents at end of period	$24,918	$15,157

FUEL TECH, INC.
BUSINESS SEGMENT FINANCIAL DATA
(Unaudited)
(in thousands)
Information about reporting segment net sales and gross margin are provided below:

Three months ended March 31, 2014	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$10,734	$7,927	$—	$18,661
Cost of sales	(7,030)	(3,780)	—	(10,810)
Gross margin	3,704	4,147	—	7,851
Selling, general and administrative	—	—	(8,744)	(8,744)
Research and development	—	—	(244)	(244)
Operating income (loss)	$3,704	$4,147	$(8,988)	$(1,137)

Three months ended March 31, 2013	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$12,947	$9,537	$—	$22,484
Cost of sales	(8,583)	(4,469)	—	(13,052)
Gross margin	4,364	5,068	—	9,432
Selling, general and administrative	—	—	(8,458)	(8,458)
Research and development	—	—	(933)	(933)
Operating income (loss)	$4,364	$5,068	$(9,391)	$41

Note: Fuel Tech is an integrated company that segregates its financial results into two reportable segments, both providing advanced technology and engineering solutions for the optimization of combustion systems in utility and industrial applications. The “Other” classification includes those profit and loss items not allocated by Fuel Tech to each reportable segment.

FUEL TECH, INC.
GEOGRAPHIC INFORMATION
(Unaudited)
(in thousands)
Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended March 31,
	2014	2013
Revenues:
United States	$9,229	$12,866
Foreign	9,432	9,618
	$18,661	$22,484

	March 31, 2014	December 31, 2013
Assets:
United States	$80,008	$83,464
Foreign	27,517	26,594
	$107,525	$110,058

FUEL TECH, INC.
RECONCILIATION OF GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2014	2013
Net income	$(1,086)	$(21)
Interest expense	29	—
Income tax expense	(99)	(3)
Depreciation expense	493	538
Amortization expense	196	211
EBITDA	(467)	725
Stock compensation expense	424	329
ADJUSTED EBITDA	$(43)	$1,054

Adjusted EBITDA
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense and stock compensation expense. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.
Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the financial table above.